EXHIBIT 11

                    FORT JAMES CORPORATION and SUBSIDIARIES

                 SUPPLEMENTAL COMPUTATION OF EARNINGS PER SHARE

                     For the Years Ended December 29, 1996,
                    December 31, 1995 and December 25, 1994
                    (in millions, except per share amounts)

PRIMARY:                                                                                            1996      1995      1994
------------------------------------------------------------------------------------------------   ------    ------    -------
Net earnings applicable to common shares........................................................   $261.4    $ 82.6    $(129.1)
                                                                                                   ------    ------    -------
                                                                                                   ------    ------    -------
Weighted-average number of common shares and common share equivalents:
  Common shares outstanding.....................................................................    181.8     163.0      134.1
  Issuable upon exercise of outstanding stock options and pursuant to a deferred stock award
     plan.......................................................................................      7.8       3.7
  Less assumed acquisition of common shares, using proceeds from stock options and the impact of a deferred stock award plan,
     under the treasury stock method............................................................     (6.2)     (2.6)
                                                                                                   ------    ------    -------
                                                                                                    183.4     164.1      134.1
                                                                                                   ------    ------    -------
                                                                                                   ------    ------    -------
Primary earnings per common share...............................................................   $ 1.43    $  .50    $  (.96)
                                                                                                   ------    ------    -------
                                                                                                   ------    ------    -------

FULLY DILUTED:
------------------------------------------------------------------------------------------------
Net earnings applicable to common shares........................................................   $261.4    $ 82.6    $(129.1)
                                                                                                   ------    ------    -------
                                                                                                   ------    ------    -------
Weighted-average number of common shares and common share equivalents:
  Common shares outstanding.....................................................................    181.8     163.0      134.1
  Issuable upon exercise of outstanding stock options and pursuant to a deferred stock award
     plan.......................................................................................      7.8       3.7
  Less assumed acquisition of common shares, using proceeds from stock options and the impact of a deferred stock award plan,
     under the treasury stock method............................................................     (5.8)     (2.6)
                                                                                                   ------    ------    -------
                                                                                                    183.8     164.1      134.1
                                                                                                   ------    ------    -------
                                                                                                   ------    ------    -------
Fully diluted earnings per common share.........................................................   $ 1.42    $  .50    $  (.96)
                                                                                                   ------    ------    -------
                                                                                                   ------    ------    -------

          See Notes to Supplemental Computation of Earnings Per Share.

                    FORT JAMES CORPORATION and SUBSIDIARIES

                 SUPPLEMENTAL COMPUTATION OF EARNINGS PER SHARE

          For the Quarters (13 Weeks) and Six Months (26 Weeks) Ended
                        June 29, 1997 and June 30, 1996
                    (in millions, except per share amounts)

                                                                                           Second Quarter        Six Months
                                                                                          ----------------    ----------------
PRIMARY:                                                                                   1997      1996      1997      1996
---------------------------------------------------------------------------------------   ------    ------    ------    ------
Net earnings applicable to common shares...............................................   $141.0    $ 49.0    $228.7    $ 81.7
                                                                                          ------    ------    ------    ------
                                                                                          ------    ------    ------    ------
Weighted-average number of common shares and common share equivalents:
  Common shares outstanding............................................................    189.9     179.5     189.4     175.8
  Assumed conversion of convertible preferred stock....................................     15.3                15.3
  Issuable upon exercise of outstanding stock options and pursuant to a deferred stock
     award plan........................................................................      7.6       8.1       7.7       8.1
  Less assumed acquisition of common shares, using proceeds from stock options and the impact of a deferred stock award plan,
     under the treasury stock method...................................................     (5.3)     (6.8)     (5.6)     (6.8)
                                                                                          ------    ------    ------    ------
                                                                                           207.5     180.8     206.8     177.1
                                                                                          ------    ------    ------    ------
                                                                                          ------    ------    ------    ------
Primary earnings per common share......................................................   $  .68    $  .27    $ 1.11    $  .46
                                                                                          ------    ------    ------    ------
                                                                                          ------    ------    ------    ------

FULLY DILUTED:
---------------------------------------------------------------------------------------
Net earnings applicable to common shares...............................................   $147.0    $ 49.0    $228.7    $ 81.7
                                                                                          ------    ------    ------    ------
                                                                                          ------    ------    ------    ------
Weighted-average number of common shares and common share equivalents:
  Common shares outstanding............................................................    189.9     179.5     189.4     175.8
  Assumed conversion of convertible preferred stocks...................................     27.5                17.9
  Issuable upon exercise of outstanding stock options and pursuant to a deferred stock
     award plan........................................................................      8.1       8.2       8.2       8.2
  Less assumed acquisition of common shares, using proceeds from stock options and the impact of a deferred stock award plan,
     under the treasury stock method...................................................     (5.2)     (7.2)     (5.3)     (7.2)
                                                                                          ------    ------    ------    ------
                                                                                           220.3     180.5     210.2     176.8
                                                                                          ------    ------    ------    ------
                                                                                          ------    ------    ------    ------
Fully diluted earnings per common share................................................   $  .67    $  .27    $ 1.09    $  .46
                                                                                          ------    ------    ------    ------
                                                                                          ------    ------    ------    ------

          See Notes to Supplemental Computation of Earnings Per Share.

                    FORT JAMES CORPORATION and SUBSIDIARIES

            NOTES TO SUPPLEMENTAL COMPUTATIONS OF EARNINGS PER SHARE

     Primary earnings per common share is computed by dividing net income, after deducting dividends on outstanding preferred shares, by the weighted-average number of common shares and dilutive common share equivalents outstanding during the period. Common share equivalents consist of shares issuable pursuant to stock options and a deferred stock award plan, and are calculated using an average market price for the period. Common share equivalents also include the assumed conversion of the Company's Series P 9% Cumulative Convertible Preferred Stock, if dilutive.

     Fully diluted earnings per common share is computed using the same method as for the primary computation except that (i) common share equivalents are computed using the higher of the market price at the end of the period or the average market price for the period, and (ii) the average number of common shares and dilutive common share equivalents outstanding is increased by the assumed conversion, if dilutive, of the Company's Series K $3.375 Cumulative Convertible Exchangeable Preferred Stock, its Series L $14.00 Cumulative Convertible Exchangeable Preferred Stock, its Series N $14.00 Cumulative Convertible Exchangeable Preferred Stock, and its Series P 9% Cumulative Convertible Preferred Stock.

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